UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): August 2, 2007

                              AUDIOVOX CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


         0-28839                                         13-1964841
  (Commission File Number)                    (IRS Employer Identification No.)


180 Marcus Boulevard, Hauppauge, New York                            11788
(Address of Principal Executive Offices)                           (Zip Code)

                                 (631) 231-7750
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))


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Item 8.01 Other Events.

     On August 2, 2007, Audiovox Corporation (the "Company") held its 2007 annual meeting of shareholders (the "Meeting"). At the Meeting the following matters were voted upon and approved:

     1.   Election of the board of seven directors;
     2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending February 28, 2008.

     Subsequent to the voting of the above matters, John J. Shalam, Chairman of the Board, reported that the Company should post a sales increase in excess of 30% with higher gross margins and higher profits. He further reported that as a result of the substantial undervaluation of the Company's stock, the Company has re-activated its stock repurchase program. He stated that during the month of July 2007, the Company bought back nearly 100,000 shares. Mr. Shalam further explained that since the inception of the buy back program, the Company has repurchased 1,771,347 shares at a cost of $17.8 million and the Company has the Board's authority to repurchase an additional 1.8 million shares.

     During the shareholder question and answer period that followed the Company's formal presentation, Mr. Shalam commented that the recent exercise and sale of stock options by certain members of the management team were made pursuant to previously announce 10b-5 programs designed to allow these executives to exercise options that were reaching their expiration date. He further stated that the exercise of the options and the timing of the sales did not in any way indicate a lack of management's confidence in the Company.

     When questioned about a potential slowdown in consumer spending, Mr. Lavelle reported that he has witnessed some slow down from the Company's larger customer of about 15% but that he anticipates an increase in sales heading toward the holiday season.

     When questioned about the Merger and Acquisition's environment, Mr. Shalam explained that it has been a difficult environment for attractive acquisitions but now that the M&A money was tightening it created a better environment for companies like Audiovox that are seeking to acquire accretive businesses. Mr. Shalam explained that the Company has preserved its cash and will continue to aggressively explore new opportunities at more attractive prices.



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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                            AUDIOVOX CORPORATION (Registrant)



Date:    August 7, 2007                     By: /s/ Charles M. Stoehr
                                               -------------------------
                                               Charles M.  Stoehr
                                               Senior Vice President and
                                                 Chief Financial Officer



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